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Exhibit 23.3

CONSENT OF PEDERSEN & HOUPT, P.C.

        We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference of to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ PEDERSEN & HOUPT, P.C. PEDERSEN & HOUPT, P.C. Chicago, Illinois	Dated: October 20, 2004

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CONSENT OF PEDERSEN & HOUPT, P.C.